EXHIBIT 13.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 3, 2021, relating to the consolidated financial statements of Avino Silver & Gold Mines Ltd. included in the Annual Report on Form 20-F of Avino Silver & Gold Mines Ltd. for the year ended December 31, 2020 to the Company's Registration Statements on Form S-8 (SEC File No.: 333-195120) and Form F-3 (SEC File Nos.: 333--226963 and 252081).

/s/ Manning Elliott LLP

Vancouver, Canada

March 18, 2021